                          AGREEMENT AND PLAN OF MERGER

                   SECURITY FIRST TECHNOLOGIES CORPORATION
                      VERTICALONE ACQUISITION CORPORATION
                            VERTICALONE CORPORATION

                               SEPTEMBER 23, 1999



                                TABLE OF CONTENTS

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
ARTICLE I THE  MERGER...........................................................................................................1
   1.1.   The Merger............................................................................................................1
   1.2.   Effective Time........................................................................................................2
   1.3.   Effects of the Merger.................................................................................................2
   1.4.   Conversion of VerticalOne Capital Stock...............................................................................2
   1.5.   Conversion of Merger Sub Common Stock.................................................................................3
   1.6.   Options, Warrants and Other Rights....................................................................................4
   1.7.   Certificate of Incorporation..........................................................................................4
   1.8    ByLaws................................................................................................................4
   1.9.   Directors and Officers................................................................................................5
   1.10.  Tax Consequences......................................................................................................5
ARTICLE II EXCHANGE OF SHARES AND ESCROW........................................................................................5
   2.1.   S1 to Make Shares Available...........................................................................................5
   2.2.   Exchange of Shares....................................................................................................5
   2.3.   Escrow Agreement......................................................................................................7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF
   VERTICALONE..................................................................................................................7
   3.1.   Organization and Standing.............................................................................................7
   3.2.   Authorization; Binding Obligation.....................................................................................7
   3.3.   Subsidiaries..........................................................................................................8
   3.4.   Non-contravention.....................................................................................................8
   3.5.   Taxes and Tax Returns.................................................................................................8
   3.6.   Capitalization........................................................................................................9
   3.7.   Directors, Officers and Employees.....................................................................................10
   3.8.   Financial Statements..................................................................................................10
   3.9.   [Omitted].............................................................................................................10
   3.10.  Conduct of Business; Absence of Changes having a Material Adverse Effect..............................................10
   3.11.  Properties and Assets.................................................................................................11
   3.12.  Consents and Approval.................................................................................................11
   3.13.  Intellectual Property.................................................................................................11
   3.14.  Contracts.............................................................................................................13
   3.15.  Books and Records.....................................................................................................14
   3.16.  Litigation; Disputes..................................................................................................14
   3.17.  Pension and Benefit Plans.............................................................................................15
   3.18.  Compliance with Applicable Laws.......................................................................................16
   3.19.  Fees and Expenses of Brokers and Others...............................................................................16
   3.20.  Disclosure............................................................................................................16
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF S1.................................................................................16
   4.1.   Organization and Standing.............................................................................................16
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
   4.2.   Authorization; Binding Obligation.....................................................................................17
   4.3.   Subsidiaries..........................................................................................................17
   4.4.   Capitalization; Validity of Shares; Issuance..........................................................................18
   4.5.   Non-Contravention.....................................................................................................18
   4.6.   Financial Statements; Exchange Act Filings; Books and Records.........................................................19
   4.7.   Properties and Assets.................................................................................................19
   4.8.   Consents and Approval.................................................................................................20
   4.9.   Litigation; Disputes..................................................................................................20
   4.10.  Absence of Certain Changes or Events..................................................................................20
   4.11.  Compliance with Applicable Laws.......................................................................................20
   4.12.  Taxes and Tax Returns.................................................................................................21
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................................21
   5.1.   Covenants of VerticalOne..............................................................................................21
ARTICLE VI ADDITIONAL AGREEMENTS................................................................................................24
   6.1.   Regulatory Matters....................................................................................................24
   6.2.   Access to Information.................................................................................................25
   6.3.   Stockholder Meetings..................................................................................................26
   6.4.   Legal Conditions to Merger............................................................................................26
   6.5.   Stock Exchange Listing................................................................................................27
   6.6.   Employees.............................................................................................................27
   6.7.   Indemnification.......................................................................................................28
   6.8.   Freely Tradable Shares................................................................................................29
   6.9.   Additional Agreements.................................................................................................30
   6.10.  Advice of Changes.....................................................................................................30
   6.11.  Current Information...................................................................................................30
   6.12.  Transaction Expenses of VerticalOne...................................................................................30
   6.13.  Form S-8..............................................................................................................31
   6.14.  Lock-up...............................................................................................................31
   6.15.  Board of Directors....................................................................................................32
   6.16.  Tax Treatment.........................................................................................................32
ARTICLE VII CONDITIONS PRECEDENT................................................................................................32
   7.1.   Conditions to Each Party's Obligation To Effect the Merger............................................................32
   7.2.   Conditions to Obligations of S1 and Merger Sub........................................................................33
   7.3.   Conditions to Obligations of VerticalOne..............................................................................34
ARTICLE VIII TERMINATION AND AMENDMENT..........................................................................................35
   8.1.   Termination...........................................................................................................35
   8.2.   Effect of Termination.................................................................................................37
   8.3.   Amendment.............................................................................................................37
   8.4.   Extension; Waiver.....................................................................................................37
ARTICLE IX GENERAL PROVISIONS...................................................................................................37
   9.1.   Closing...............................................................................................................37
   9.2.   [Omitted].............................................................................................................38
   9.3.   Expenses..............................................................................................................38
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
   9.4.   Notices...............................................................................................................38
   9.5.   Interpretation........................................................................................................39
   9.6.   Counterparts..........................................................................................................39
   9.7.   Entire Agreement......................................................................................................39
   9.8.   Governing Law.........................................................................................................39
   9.9.   Enforcement of Agreement..............................................................................................39
   9.10.  Severability..........................................................................................................39
   9.11.  Publicity.............................................................................................................39
   9.12.  Assignment; Limitation of Benefits....................................................................................40
   9.13.  Additional Definitions................................................................................................40
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                                                                     Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of September 23, 1999 (this "Agreement"), is entered into by and among Security First Technologies Corporation, a Delaware corporation ("S1"), VerticalOne Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of S1 ("Merger Sub"), and VerticalOne Corporation, a Delaware corporation ("VerticalOne").

         WHEREAS, the Boards of Directors of S1, Merger Sub and VerticalOne have determined that it is advisable and in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into VerticalOne, with VerticalOne being the Surviving Corporation (as defined in Section 1.1 hereof) and a wholly owned subsidiary of S1 (the "Merger"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

         WHEREAS, contemporaneous with execution of this Agreement, S1 and VerticalOne are entering into that certain Stock Purchase Agreement dated as of the date hereof (the "Investment Agreement"), pursuant to which S1 has agreed to purchase $15,000,000 of a newly designated series of preferred stock of VerticalOne; and

         WHEREAS, contemporaneous with execution of this Agreement, S1 and VerticalOne are entering into a Strategic Marketing Agreement, dated as of the date hereof (the "Strategic Marketing Agreement"), pursuant to which S1 agrees to market to its customers certain products and services of VerticalOne, and a related Warrant Agreement, also dated as of the date hereof (the "S1 Warrant Agreement"), pursuant to which VerticalOne has granted to S1 a warrant to purchase up to 1,000,000 shares of common stock of VerticalOne on the terms and subject to the conditions set forth therein; and

         WHEREAS, the execution of this Agreement and the consummation of the transactions contemplated hereby by VerticalOne (including the issuance by VerticalOne of the Series C Preferred Stock) represents consideration for an overall strategic relationship entered in by and between VerticalOne and S1 as of the date hereof;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1.    THE MERGER.

         Subject to the terms and conditions of this Agreement, in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge into VerticalOne, with VerticalOne being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger. Upon consummation of the Merger, the corporate existence of Merger Sub shall cease, and the Surviving Corporation shall continue to exist as a Delaware corporation and a wholly owned subsidiary of S1. Notwithstanding the foregoing, the parties agree that they will take all such actions as may be reasonably necessary

(including, without limitation, amending this Article I) to change the method of effecting the Merger (including, without limitation, causing Merger Sub to be the Surviving Corporation) if and to the extent reasonably necessary to satisfy the condition set forth in Section 7.1(f); provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of VerticalOne Capital Stock as provided for in this Agreement, (ii) adversely affect the tax treatment of VerticalOne's stockholders or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

         1.2.    EFFECTIVE TIME.

         The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), upon the filing of the certificate of merger (the "Certificate of Merger") in the form attached as EXHIBIT A hereto with the Secretary of State of the State of Delaware (or at such later time as may be agreed by VerticalOne and S1 in writing and specified in the Certificate of Merger). The term "Effective Time" shall be the date and time when the Merger becomes effective as set forth in the Certificate of Merger.

         1.3.    EFFECTS OF THE MERGER.

         At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

         1.4.    CONVERSION OF VERTICALONE CAPITAL STOCK.

         (a) At the Effective Time, subject to Section 1.4(c), 1.4(d), 1.4(e) and 1.4(g) hereof, each share of VerticalOne common stock, par value $0.001 per share ("VerticalOne Common Stock"), issued and outstanding immediately prior to the Effective Time (excluding shares held by stockholders who perfect their dissenters' rights of appraisal as provided in Section 1.4(g) hereof) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive, and be exchangeable for, (i) 0.1903 shares of S1 Common Stock, par value $0.01 per share ("S1 Common Stock") (the "Firm Exchange Ratio") and (ii) the contingent right to receive up to 0.0097 shares of S1 Common Stock (as the same may be adjusted as provided herein, the "Escrow Exchange Ratio"). The sum of the Firm Exchange Ratio and the Escrow Exchange Ratio (0.2000 shares of S1 Common Stock) is referred to herein as the "Exchange Ratio."

         (b) At the Effective Time, subject to Sections 1.4(c), 1.4(d), 1.4(e) and 1.4(g) hereof, each share of VerticalOne Series A Preferred Stock ("VerticalOne Series A Stock"), each share of VerticalOne Series B Preferred Stock ("VerticalOne Series B Stock"), and each share of VerticalOne Series C Preferred Stock ("VerticalOne Series C Stock" and, together with the VerticalOne Series A Stock and the VerticalOne Series B Stock, the "VerticalOne Preferred Stock") issued and outstanding immediately prior to the Effective Time (excluding shares held by stockholders who perfect their dissenters' rights of appraisal as provided in Section 1.4(g) hereof) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive, and be exchangeable for, (i) the number of shares of S1 Common Stock which equals the number of whole shares of VerticalOne Common Stock (rounding down where necessary) into which such share of VerticalOne Preferred Stock would be convertible immediately prior to the Effective Time, pursuant to VerticalOne's certificate of incorporation as in effect at the Effective Time, multiplied by the Firm Exchange Ratio, and (ii) the contingent right to receive up to the number of shares of S1 Common Stock which equals the number of whole shares of VerticalOne Common Stock (rounding down where necessary) into which such share of VerticalOne Preferred Stock would be convertible immediately prior to the Effective Time, pursuant to VerticalOne's certificate of incorporation as in effect at the Effective Time, multiplied by the Escrow Exchange Ratio.





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
         (c) At the Effective Time, all of the shares of VerticalOne Common Stock and VerticalOne Preferred Stock ("VerticalOne Capital Stock") converted into S1 Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of VerticalOne Capital Stock shall thereafter represent the right to receive (i) the number of whole Firm Shares (as defined below), (ii) cash in lieu of fractional Firm Shares into which the shares of VerticalOne Capital Stock represented by such Certificate have been converted pursuant to Section 1.4(a) and 1.4(b) hereof, and (iii) the contingent right to receive Escrow Shares (as defined below) as provided in the Escrow Agreement. Certificates previously representing shares of VerticalOne Capital Stock shall be exchanged for certificates representing whole shares of S1 Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time, S1 should split or combine the S1 Common Stock, or pay a dividend or other distribution in S1 Common Stock, then the Firm Exchange Ratio and the Escrow Exchange Ratio shall be appropriately adjusted to fully reflect such split, combination, dividend or distribution. For purposes of this Agreement, the "Firm Shares" shall mean the aggregate number of shares of S1 Common Stock issuable pursuant to Sections 1.4(a)(i) and 1.4(b)(i) and "Escrow Shares" shall mean the aggregate number of shares of S1 Common Stock issuable pursuant to Sections 1.4(a)(ii) and 1.4(b)(ii).

         (d) At the Effective Time, all shares of VerticalOne Capital Stock that are owned by VerticalOne as treasury stock and all shares of VerticalOne Capital Stock that are owned by S1 shall be canceled and shall cease to exist and no stock of S1 or other consideration shall be delivered in exchange therefor. All shares of S1 Common Stock that are owned by VerticalOne shall become treasury stock of S1.

         (e) Certificates for fractions of shares of S1 Common Stock will not be issued. In lieu of a fraction of a share of S1 Common Stock, each holder of VerticalOne Capital Stock otherwise entitled to a fraction of a Firm Share shall be entitled to receive an amount of cash equal to (i) the fraction of a share of the S1 Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the actual market value of the S1 Common Stock, which shall be deemed to be the average of the daily closing prices per share for S1 Common Stock for the ten consecutive trading days on which shares of S1 Common Stock are actually traded (as reported on the Nasdaq Stock Market National Market System) ending on the third trading day preceding the date hereof.

         (f) Following consummation of the Merger, no holder of VerticalOne Capital Stock shall be entitled to dividends or any other rights in respect of any fraction of a share of S1 Common Stock.

         (g) Any holder of shares of VerticalOne Capital Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by
Section 262 of the DGCL shall be entitled to receive such payments as may be determined pursuant to such provision of Law; provided that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the DGCL and surrendered to the Surviving Corporation the Certificate or Certificates representing the shares of VerticalOne Capital Stock for which payment is being made. In the event that after the Effective Time a dissenting stockholder of VerticalOne fails to perfect or effectively withdraws or loses such holder's rights to appraisal and of payment of such holder's shares of VerticalOne Capital Stock, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of VerticalOne Capital Stock is entitled under this Section 1.4 (without interest) upon surrender of such holder's Certificate or Certificates.

         1.5.    CONVERSION OF MERGER SUB COMMON STOCK.

         Each of the shares of the common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be cancelled and exchanged for one share of Common Stock of the Surviving Corporation and all of the shares of Common Stock of the Surviving Corporation issued in exchange for shares of Merger Sub Common Stock shall thereupon constitute all of the issued and outstanding shares of the Surviving Corporation.

         1.6.    OPTIONS, WARRANTS AND OTHER RIGHTS.

         At the Effective Time, each option, warrant or other right or instrument (each, an "instrument") granted by VerticalOne to purchase shares of VerticalOne Common Stock which is outstanding and unexercised immediately prior thereto, whether or not vested, shall be converted automatically into a corresponding right to purchase shares of S1 Common Stock in an amount and at an exercise price to be determined as provided below and, if applicable to any particular instrument, subject to the terms of VerticalOne's 1998 Stock Option Plan (the "VerticalOne Plan"):

         (a) The number of shares of S1 Common Stock to be subject to the instrument immediately after the Effective Time shall be equal to the product of the number of shares of VerticalOne Common Stock subject to the instrument immediately prior to the Effective Time, multiplied by the Exchange Ratio, provided that any fractional shares of S1 Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

         (b) The exercise price per share of S1 Common Stock under the instrument immediately after the Effective Time shall be equal to the exercise price per share of VerticalOne Common Stock under the instrument immediately prior to the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

         The adjustment provided herein shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Except as set forth in SECTION 1.6 OF THE VERTICALONE DISCLOSURE SCHEDULE, the duration, vesting schedule, exercisability and other terms of each instrument immediately after the Effective Time shall be the same as the corresponding terms in effect immediately prior to the Effective Time. Except as set forth in SECTION 1.6 OF THE VERTICALONE DISCLOSURE SCHEDULE, vesting of stock options under the VerticalOne Plan shall not be accelerated as a result of the Merger.
Continuous employment with VerticalOne shall be credited to the optionee for purposes of determining the vesting of all assumed VerticalOne options after the Effective Time. It is intended that VerticalOne options assumed by S1 shall qualify following the Effective Time as incentive stock options are defined in Section 422 of the Code to the extent such options qualified as such immediately prior to the Effective Time and the provisions of this Section 1.6 shall be applied consistently with such intent. As soon as reasonably practicable, but in no event more than 30 days after the Effective Time, S1 will issue to each holder of an assumed instrument notice of the foregoing assumption by S1 of such VerticalOne instrument.

         1.7.    CERTIFICATE OF INCORPORATION.

         At the Effective Time, the certificate of incorporation of VerticalOne, as the Surviving Corporation, shall be amended to be the same form of certificate of incorporation as Merger Sub, except that the name of the Surviving Corporation shall be VerticalOne Corporation.

         1.8     BYLAWS.

         At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.





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
         1.9.    DIRECTORS AND OFFICERS.

         At the Effective Time, the directors of Merger Sub, together with Gregg Freishtat, and the officers of VerticalOne immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

         1.10.   TAX CONSEQUENCES.

         It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.

                                   ARTICLE II
                          EXCHANGE OF SHARES AND ESCROW

         2.1.    S1 TO MAKE SHARES AVAILABLE.

         At or prior to the Effective Time, S1 shall deposit, or shall cause to be deposited, with S1's transfer agent, American Stock Transfer & Trust Company, or such other bank, trust company or transfer agent as S1 may select and is reasonably acceptable to VerticalOne (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this
Article II, certificates representing the Firm Shares, cash in lieu of fractional Firm Shares and any dividends or distributions pursuant to Section 2.2(b) hereof (such cash, dividends and certificates for shares of S1 Common Stock being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 hereof and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of VerticalOne Capital Stock.

         2.2.    EXCHANGE OF SHARES.

         (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Firm Shares, the cash in lieu of fractional Firm Shares into which the shares of VerticalOne Capital Stock represented by such Certificate or Certificates shall have been converted and any dividends or distributions pursuant to Section 2.2(b) hereof. VerticalOne shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole Firm Shares to which such holder of VerticalOne Capital Stock shall have become entitled pursuant to the provisions of Article I hereof, (y) a check representing the amount of cash in lieu of fractional Firm Shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and (z) any dividends or distributions pursuant to Section 2.2(b) hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

         (b) No dividends or other distributions declared after the Effective Time with respect to S1 Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with





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
this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of S1 Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of S1 Common Stock into which such holder's VerticalOne Capital Stock shall have been converted.

         (c) If any certificate representing shares of S1 Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of S1 Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the close of business on the day immediately prior to the Effective Time, there shall be no transfers on the stock transfer books of VerticalOne of the shares of VerticalOne Capital Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the consideration provided in Article I.

         (e) Any portion of the Exchange Fund that remains unclaimed by the former holders of VerticalOne Capital Stock for six months after the Effective Time will be returned to S1. Any former holders of VerticalOne Capital Stock who have not complied with this Article II prior to such return shall thereafter look only to S1 for payment of their Firm Shares, cash in lieu of fractional shares and unpaid dividends and distributions on S1 Common Stock deliverable in respect of each share of VerticalOne Capital Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of S1, VerticalOne, the Exchange Agent or any other person shall be liable to any former holder of shares of VerticalOne Capital Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by S1, the posting by such person of a bond in such amount as S1 may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the number of whole Firm Shares to which the holder of such Certificate shall have become entitled pursuant to the provisions of Article I hereof, cash in lieu of fractional shares deliverable in respect thereof and any dividends or distributions pursuant to Section 2.2(b) hereof pursuant to this Agreement.

         (g) Whenever Firm Shares are deposited with the Exchange Agent pursuant to Section 2.1 hereof, S1 shall also deposit the Escrow Shares, rounded to the nearest whole share, and any dividends or distribution pursuant to Section 2.2(b) hereof to be issued and paid pursuant to Section 1.4 hereof with American Stock Transfer and Trust Company as escrow agent (the "Escrow Agent") to collectively be held in escrow pursuant to the Escrow Agreement and distributed in accordance with terms thereof.

         2.3.    ESCROW AGREEMENT.

         Pursuant to the escrow agreement, attached hereto as EXHIBIT B, to be entered into among S1, the stockholder representative as named in the escrow agreement and the Escrow Agent (the "Escrow Agreement"), the Escrow Shares and other property to be delivered pursuant to Section 2.2(g) hereof shall be delivered to the Escrow Agent at Closing.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF VERTICALONE

         VerticalOne hereby makes the following representations and warranties to S1 and Merger Sub as set forth in this Article III, subject to the exceptions disclosed in writing in the VerticalOne Disclosure Schedule as of the date hereof, each of which is being relied upon by S1 and Merger Sub as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of VerticalOne referenced below or otherwise required pursuant to this Agreement are referred to herein as the "VerticalOne Disclosure Schedule."

         3.1.  ORGANIZATION AND STANDING.

         VerticalOne is a corporation duly organized and validly existing under the laws of the State of Delaware. VerticalOne has the full corporate power and authority to own and operate its properties and assets, to carry on its business as currently conducted, to execute and deliver this Agreement and, subject to the conditions specified herein, to carry out and perform its obligations under the terms of this Agreement. VerticalOne has furnished to S1 a true and complete copy of VerticalOne's certificate of incorporation, as currently in effect, and a true and complete copy of VerticalOne's bylaws, as currently in effect, in both cases, certified by its corporate secretary.

         3.2.    AUTHORIZATION; BINDING OBLIGATION.

         VerticalOne has all requisite corporate power and authority to enter into and to deliver this Agreement and, subject to the adoption of this Agreement by the holders of a majority of the outstanding shares of VerticalOne Common Stock, by the holders of a majority of the outstanding shares of VerticalOne Series A Stock, by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of VerticalOne Common Stock, VerticalOne Series A Stock and VerticalOne Series B Stock, voting together as a single class, and by a majority of the votes entitled to be cast by the holders of the outstanding shares of VerticalOne Series B Stock, voting as a separate class, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of VerticalOne. The Board of Directors of VerticalOne has declared the Merger and this Agreement advisable and directed that this Agreement be submitted to VerticalOne's stockholders for adoption at a VerticalOne special meeting of stockholders and, except for the adoption of this Agreement by the requisite votes of the appropriate group of VerticalOne stockholders, no other corporate proceedings on the part of VerticalOne (except for matters related to setting the date, time, place and record date for such special meeting) are necessary to approve or adopt this Agreement or to
consummate the transactions contemplated hereby.   This Agreement has been duly
and validly executed and delivered by VerticalOne and (assuming due authorization, execution and deliver by S1 and Merger Sub) constitutes a valid and binding obligation of VerticalOne enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.

         3.3.    SUBSIDIARIES.

         VerticalOne has no subsidiaries and no equity investment or other interest in, nor has VerticalOne made advances or loans to, any corporation, association, partnership, joint venture or other entity.

         3.4.    NON-CONTRAVENTION.

         Neither the execution and delivery of this Agreement by VerticalOne, nor the consummation by VerticalOne of the transactions contemplated hereby, nor compliance by VerticalOne with any of the terms or provisions hereof, will
(i) violate any provision of the certificate of incorporation or bylaws of VerticalOne, or (ii) assuming that the consents and approvals referred to in Sections 3.2 and 3.12 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13 hereof) applicable to VerticalOne or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of VerticalOne under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which VerticalOne is a party, or by which it or any of its properties or assets may be bound or affected, except, in each case, where such violation, conflict, breach, loss, default, termination, cancellation or acceleration would not have a Material Adverse Effect on VerticalOne or the Surviving Corporation.

         3.5.    TAXES AND TAX RETURNS.

         (a) For purposes of this Section 3.5, VerticalOne shall include VerticalOne and each other affiliated or related corporation or entity if VerticalOne has or could have any material liability for the Taxes of such corporation or entity. VerticalOne has duly filed all Tax Returns required to be filed by it on or before the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision in the financial statements referred to in Section 3.8 hereof in accordance with GAAP for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by Taxing Authorities on or before the date hereof other than Taxes (a) that (x) are not yet delinquent or (y) are being contested in good faith and set forth in SECTION 3.5 OF THE VERTICALONE DISCLOSURE SCHEDULE and (b) that have not been finally determined. The charges, accruals, and reserves with respect to Taxes in the financial statements referred to in
Section 3.8 are adequate (determined in accordance with GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against VerticalOne except as disclosed in the financial statements referred to in Section 3.8 hereof in accordance with GAAP. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by VerticalOne. All Taxes that VerticalOne is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority. All liability with respect to the Tax Returns of VerticalOne has been satisfied for all years to and including 1998. No Taxing Authority has notified VerticalOne of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of VerticalOne subsequent to its incorporation. There are no material disputes pending, or claims asserted for, Taxes or assessments of VerticalOne, nor has VerticalOne given or been requested to give any currently effective waiver extending the statutory period of limitation applicable to any Tax Return. In addition, Tax Returns that are accurate and complete in all material respects have been filed by VerticalOne for all periods for which returns were due with respect to income and employment tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by VerticalOne in the financial statements referred to in

Section 3.8 hereto. VerticalOne has provided or made available to S1 complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to Taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of VerticalOne.

         (b)     For purposes of this Agreement:

                 "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

                 "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.

                 "Taxing Authority" means any;

                 (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

                 (b) federal, state, local, municipal, foreign, or other government;

                 (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

                 (d)      multi-national organization or body; or

                 (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         3.6.    CAPITALIZATION.

         The authorized capital stock of VerticalOne consists of 40,000,000 shares of common stock, $.001 par value per share, of which 7,552,400 shares are issued and outstanding, and 15,980,097 shares of convertible preferred stock (3,919,243 shares of VerticalOne Series A Stock, 7,716,050 shares of VerticalOne Series B Stock and 4,344,804 shares of VerticalOne Series C Stock), $.01 per value per share, of which 14,243,534 shares are issued and outstanding, 3,919,243 of which are VerticalOne Series A Stock, 7,716,049 shares are VerticalOne Series B Stock, and 2,608,242 shares are VerticalOne Series C Stock. SECTION 3.6 OF THE VERTICALONE DISCLOSURE SCHEDULE sets forth a true and correct list of the shares of VerticalOne Capital Stock owned of record and beneficially by each VerticalOne stockholder presently, to be updated immediately prior to the Effective Time.

2,411,500 shares of VerticalOne Common Stock are reserved for issuance of options and 14,243,534 shares of VerticalOne Common Stock are reserved for conversion of VerticalOne Preferred Stock. In addition, a warrant has been granted to Jeffrey Rubin which is exercisable for 45,000 shares of VerticalOne Common Stock for an exercise price of $.10 per share, a warrant has been issued to Michael Karlin for 90,000 shares of VerticalOne Common Stock for an exercise price of $.32 per share, and a warrant has been issued to S1 pursuant to the Warrant Agreement. As of the date of this Agreement, except as set forth above, VerticalOne does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of VerticalOne Capital Stock or any other equity securities of VerticalOne or any securities presenting the right to purchase or otherwise receive any shares of VerticalOne Capital Stock, other than as set forth at Section 3.6 of the VerticalOne Disclosure Schedule.

         3.7.    DIRECTORS, OFFICERS AND EMPLOYEES.

         SECTION 3.7 OF THE VERTICALONE DISCLOSURE SCHEDULE sets forth an accurate and complete list of all current directors, officers and employees of VerticalOne, showing each such person's name, positions, and annual rate of remuneration, and bonus arrangements and fringe benefits, not otherwise required to be identified in SECTION 3.17 OF THE VERTICALONE DISCLOSURE SCHEDULE, for the current fiscal year.

         3.8.    FINANCIAL STATEMENTS.

         VerticalOne has prepared and furnished to S1, and there are included as attachments to SECTION 3.8 OF THE VERTICALONE DISCLOSURE SCHEDULE, the balance sheet of VerticalOne as of the end of the fiscal year ending December 31, 1998 and the statements of income, changes in stockholders' equity and cash flows for such fiscal year, all of which are unaudited. VerticalOne also has prepared and furnished to S1, and there are included as attachments to SECTION
3.8 OF THE VERTICALONE DISCLOSURE SCHEDULE, the balance sheets of VerticalOne as of August 31, 1999, and the statements of income, changes in stockholders' equity and cash flows for the period then ended, all of which are unaudited. The financial statements referred to in the preceding two sentences, together with all financial statements furnished to S1 after the date hereof pursuant to this Agreement, are collectively referred to as the "VerticalOne Financial Statements". The VerticalOne Financial Statements (a) are in accordance with the books and records of VerticalOne, (b) present fairly the financial position of VerticalOne as of the respective dates and the results of operations and changes in financial position for the respective periods indicated, except that unaudited interim financial statements are subject to year-end adjustments which are not expected to be material in amount or effect, and (c) except as indicated in the notes thereto, have been prepared in accordance with generally accepted accounting principals ("GAAP") on a basis consistent with prior accounting periods (except for the omission of footnotes). SECTION 3.8 OF THE VERTICALONE DISCLOSURE SCHEDULE sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to VerticalOne.

         3.9.    [OMITTED].

         3.10. CONDUCT OF BUSINESS; ABSENCE OF CHANGES HAVING A MATERIAL ADVERSE EFFECT.

         Since August 31, 1999, (i) the business of VerticalOne has been conducted only in the ordinary course of business, (ii) there have been no changes in the business financial condition or results of operations of VerticalOne which have had a Material Adverse Effect on VerticalOne, (iii) VerticalOne has not incurred any material liability, except as contemplated by this Agreement or in





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
the ordinary course of business and (iv) there has been no material change in any policy or practice followed by VerticalOne in the ordinary course of business.

         3.11.   PROPERTIES AND ASSETS.

         SECTION 3.11 OF THE VERTICALONE DISCLOSURE SCHEDULE lists all real property owned by VerticalOne as of the date hereof. Except for (a) items reflected in VerticalOne's financial statements as of August 31, 1999 referred to in Section 3.8 hereof, (b) exceptions to title that do not interfere materially with VerticalOne's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.8 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since August 31, 1999, and (e) items listed in SECTION 3.11 OF THE VERTICALONE DISCLOSURE SCHEDULE, VerticalOne has good and, as to owned real property, marketable and insurable title to all its properties and assets, reflected in the VerticalOne Financial Statements, free and clear of all encumbrances. All tangible personal property used by VerticalOne is in good operating condition and repair (subject to ordinary wear and tear) and is suitable and adequate for the uses for which it is intended and is being used. There are no Laws or conditions of record which interfere with the intended use by VerticalOne of any of the real or tangible personal property owned, leased, or occupied by it.

         3.12.   CONSENTS AND APPROVAL.

         (a) Except for (i) the effectiveness of a registration statement on Form S-4 to register the shares of S1 Common Stock to be issued in connection with the Merger (including the shares of S1 Common Stock that may be issued upon the exercise of the options referred to in Section 1.6 hereof), and the filing of the joint proxy statement/prospectus to be used in soliciting the approval of VerticalOne's and S1's stockholders at the special meetings to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement/Prospectus"), (ii) the approval of this Agreement by the requisite votes of the stockholders of VerticalOne, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
(iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities (or related) laws and, if applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (v) such filings, authorizations or approvals as may be set forth in SECTION 3.12(a) OF THE VERTICALONE DISCLOSURE SCHEDULE, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity")- or with any third party are necessary in connection with (1) the execution and delivery by VerticalOne of this Agreement and (2) the consummation by VerticalOne of the Merger and the other transactions contemplated hereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have (x) a Material Adverse Effect on the ability of VerticalOne to consummate the transactions contemplated hereby or (y) a Material Adverse Effect on VerticalOne, S1 or the Surviving Corporation following the Effective Time.

         (b) VerticalOne hereby represents to S1 that it has no knowledge of any reason relating to VerticalOne why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.12(a) cannot be obtained or granted on a timely basis.

         3.13.   INTELLECTUAL PROPERTY.

         3.13.1 SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE sets forth separately all patents and patent applications (domestic and foreign), trademark registrations and trademark





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
applications (domestic and foreign) and all copyright registrations (x) of which VerticalOne is the exclusive owner, identifying the subject matter and any related registration, (y) that VerticalOne uses pursuant to license or other authorization of a third party, listing the subject matter, any ancillary registration and the source of authorization and (z) that VerticalOne owns jointly with a third party. SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE also identifies all owned or licensed software that is integral to the delivery by VerticalOne of the services it offers as of the date hereof to its end users.

     3.13.2 VerticalOne owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property. Except as set forth in SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE and license fees paid in respect of "shrink-wrap" software, VerticalOne pays no royalty to anyone with respect to any Intellectual Property. Each item of Intellectual Property owned or used by VerticalOne immediately prior to the Closing Date will be owned or available for use on identical terms and conditions immediately subsequent to the Closing Date.

     3.13.3 SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE identifies each patent, franchise, trademark, copyright or other registration that has been issued to VerticalOne with respect to any of its Intellectual Property, identifies each pending application or application for registration that VerticalOne has made with respect to any of its Intellectual Property and identifies each license, agreement or other permission that VerticalOne has granted to any third party with respect to any of its Intellectual Property (together with any exceptions thereto). VerticalOne has made available to S1 correct and complete copies of all such patents, franchises, registrations, applications, licenses, agreements and permissions (as amended to date) and all other written documentation evidencing ownership and prosecution (if applicable) of each such item. SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE also identifies each trade name or unregistered trademark used by VerticalOne in connection with its business. With respect to each item of Intellectual Property required to be identified on SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE:

                 (i) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                 (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of VerticalOne, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                 (iii) VerticalOne has not licensed or permitted any third party to use any such item.

     3.13.4 VerticalOne has not infringed upon or misappropriated any intellectual property of any third party, and VerticalOne has not received any unresolved charge, complaint, claim, demand or notice alleging any such infringement from any third party or misappropriation (including any claim that VerticalOne must obtain an independent license from any third party or refrain from using any intellectual property rights of any third party). To the knowledge of VerticalOne, no third party has infringed upon or misappropriated any Intellectual Property rights of VerticalOne.

     3.13.5 The Software owned or purported to be owned by VerticalOne was either (i) developed by employees of VerticalOne within the scope of their employment; (ii) developed by independent contractors or consultants who have assigned their rights to VerticalOne pursuant to written agreements; or (iii) otherwise acquired by VerticalOne from a third party.

     3.13.6 All employees and independent contractors and consultants of VerticalOne have executed and delivered to VerticalOne, agreements regarding the protection of VerticalOne's proprietary information and the assignment to VerticalOne of any Intellectual Property arising from services performed for VerticalOne by such persons.

        3.13.7 VerticalOne has obtained or entered into appropriate written agreements with its employees and with third parties in connection with the disclosure to or use or appropriation by, employees and third parties, of trade secret or proprietary information owned by VerticalOne and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("Confidential Information"). Except as set forth in SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE, VerticalOne has not furnished the source code of any of its Software products to any third party, deposited any such source code in escrow or otherwise provided access to such source code to any third party.

        3.13.8 VerticalOne will have taken reasonable steps with the intent of ensuring that its products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and, making leap year calculations, provided that all other non-VerticalOne products (e.g., hardware, software and firmware) used in or in combination with VerticalOne's products, properly exchange data with VerticalOne's products, except for failures which would not be materially adverse to the business of VerticalOne.

         3.13.9 For purposes of this Section 3.13, the term "Intellectual Property" shall mean the following items as necessary for the operation of the business of VerticalOne of gathering of personal information from various Web sites and delivering that information to end users over the Internet: (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) trademarks, service marks, trade dress, logos, trade names and corporate names, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) copyrightable works, copyrights and all applications, registrations and renewals in connection therewith, (d) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) computer software, together with all translations, adaptations, derivations and combinations thereof (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

         3.14.   CONTRACTS.

         3.14.1 SECTION 3.14 OF THE VERTICALONE DISCLOSURE SCHEDULE contains an accurate and complete list as of the date of this Agreement of: (a) all Contracts (as defined in Section 9.13 hereof), including: (i) all Contracts for the employment of any officer, employee, consultant or independent contractor (other than standard offer letters which provide for no more than at-will employment); (ii) all distributor, dealer, manufacturer's representative, sales agency or advertising agreements; (iii) all Contracts for the future purchase, sale or lease of materials, supplies, services, merchandise or equipment involving payments of more than $250,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party);
(iv) all Contracts for the purchase, sale or lease of any real estate; and (v) all Contracts granting any preferential rights to purchase any of its real or tangible personal property, other than in the ordinary course of business; (b) all Contracts which contains any provisions requiring VerticalOne to indemnify any other party thereto; (c) all joint venture agreements; (d) all outstanding loans to any affiliate of VerticalOne;





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
(e) all Contracts containing Contracts not to compete and exclusivity Contracts that impose any restriction on any business operations of VerticalOne; and (f) all Contracts guaranteeing payment or any other obligation of any affiliate of VerticalOne to any other Person. VerticalOne has made available to S1 true and complete copies of each Contract listed (or required to be listed) in SECTION
3.14 OF THE VERTICALONE DISCLOSURE SCHEDULE (and all amendments and modifications thereto) (collectively, the "Material Contracts"). VerticalOne has performed and, to the knowledge of VerticalOne, every other party has performed, each material term, covenant and condition of each Material Contract that is to be performed by any of them at or before the date of this Agreement.

         3.14.2 Each Material Contract, to the knowledge of VerticalOne, is in full force and effect and constitutes a valid and binding obligation of, and is legally enforceable against, each party thereto. There does not exist under any Material Contract any event of default and no event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by VerticalOne, or, to the knowledge of VerticalOne, any other party under the Material Contracts. Except as set forth in SECTION 3.14 OF THE VERTICALONE DISCLOSURE SCHEDULE, to the knowledge of VerticalOne, no party to any of the Material Contracts intends to cancel, terminate, or exercise any option under any of the Contracts. Except as set forth in SECTION 3.14 OF THE VERTICALONE DISCLOSURE SCHEDULE, consummation of the transactions contemplated by this Agreement will not (and will not give any firm, person or other entity a right to) terminate or modify any rights of, or accelerate or increase any obligation of, VerticalOne under any Material Contract.

         3.14.3 VerticalOne, as lessee, has the right under valid and subsisting leases to occupy, use and possess all property leased by it, and there has not occurred under any such lease any breach, violation or default by VerticalOne which would have a Material Adverse Effect on VerticalOne, and VerticalOne has not experienced any material uninsured damage or destruction with respect to such properties since December 31, 1998. VerticalOne enjoys peaceful and undisturbed possession under all leases for the use of all property under which it is the lessee.

         3.15.   BOOKS AND RECORDS.

         Except as set forth in SECTION 3.15 OF THE VERTICALONE DISCLOSURE SCHEDULE, the books of account, stock records, minute books and other records of VerticalOne are true and complete and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the Financial Statements.

         3.16.   LITIGATION; DISPUTES.

         3.16.1 Except as set forth on SECTION 3.16 OF THE VERTICALONE DISCLOSURE SCHEDULE, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or to the knowledge of VerticalOne, threatened or reasonably anticipated against, affecting or involving VerticalOne or its business or properties or assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign. VerticalOne is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

         3.16.2 VerticalOne is not involved in or, to the knowledge of VerticalOne, does not reasonably anticipate any dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, representatives or independent contractors (or any current or former employees of any of the foregoing persons or entities).





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
         3.17.   PENSION AND BENEFIT PLANS.

         3.17.1 SECTION 3.17 OF THE VERTICALONE DISCLOSURE SCHEDULE sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of ERISA), arrangement or agreement that is maintained or contributed to as of the date of this Agreement, or that has within the last six years been maintained or contributed to, by VerticalOne or any other entity which together with VerticalOne would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c) or (m) or under which VerticalOne has any liability (collectively, the "Plans").

         3.17.2 VerticalOne has heretofore made available to S1 true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) since such Plan came into existence, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan, (iii) the current summary plan description and any summaries of material modification, (iv) all annual reports (Form 5500 series) for each Plan filed since such Plan came into existence, (v) all agreements with fiduciaries and service providers relating to the Plan, and (vi) all substantive correspondence relating to any such Plan addressed to or received from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

         3.17.3 Except as set forth at SECTION 3.17 OF THE VERTICALONE DISCLOSURE SCHEDULE, (i) each of the Plans has been operated and administered in all material respects in compliance with applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified,
(iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of VerticalOne beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under a Plan that is an "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits under a Plan that are accrued as liabilities on the books of VerticalOne, or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by VerticalOne that has not been satisfied in full, and no condition exists that presents a material risk to VerticalOne incurring a material liability thereunder, (vi) no Plan is a "multi employer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by VerticalOne as of the Effective Time with respect to each Plan and all other liabilities of VerticalOne with respect to each Plan, in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) VerticalOne has not engaged in a transaction in connection with which VerticalOne could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) to the knowledge of VerticalOne, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto, and (x) all Plans (other than Plans providing for the payment of benefits from the general assets of VerticalOne) could be terminated as of the Effective Time without material liability; (xi) no Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by VerticalOne that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G; (xii) no "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Plan; and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section

4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

         3.18.   COMPLIANCE WITH APPLICABLE LAWS.

         VerticalOne has not received any notice of any alleged violation of any federal, state or local Law relating to VerticalOne or the assets or properties of VerticalOne.

         3.19.   FEES AND EXPENSES OF BROKERS AND OTHERS.

         Except as set forth in SECTION 3.19 OF THE VERTICALONE DISCLOSURE SCHEDULE, no agent, broker, investment or commercial banker, person or firm acting on behalf of VerticalOne is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement.

         3.20.   DISCLOSURE.

         None of the information supplied or to be supplied by or on behalf of VerticalOne for inclusion in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to make the statements made therein, not misleading, except that no representation or warranty is made by VerticalOne with respect to statements
made or incorporated by reference therein about S1 or Merger Sub.   None of the
information supplied or to be supplied by or on behalf of VerticalOne for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of VerticalOne or S1, at the time of VerticalOne Special Meeting or the S1 Special Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements made therein, in the light of the circumstances under which they were made, no misleading.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF S1

         S1 hereby makes the following representations and warranties to VerticalOne as set forth in this Article IV, subject to the exceptions disclosed in writing in the S1 Disclosure Schedule as of the date hereof, each of which is being relied upon by VerticalOne as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of S1 referenced below or otherwise required of S1 pursuant to this Agreement are referred to herein as the "S1 Disclosure Schedule."

         4.1.    ORGANIZATION AND STANDING.

         (a) S1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. S1 has the full corporate power and authority to own and operate its properties and assets, to carry on its business as currently conducted, to execute and deliver this Agreement, to sell and issue the S1 Common Stock hereunder, and, subject to the conditions specified herein, to carry out and perform its obligations under the terms of this Agreement. S1 has furnished to VerticalOne a true and complete copy of S1's certificate of incorporation, as currently in effect, and a true and complete copy of S1's bylaws, as currently in effect, in both cases, certified by its corporate secretary.

         (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of S1 (each, a "S1 Subsidiary") and the jurisdiction of its organization is set forth at SECTION 4.1 OF THE S1 DISCLOSURE SCHEDULE. Each S1 Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization except as set forth at SECTION 4.1 OF THE S1 DISCLOSURE SCHEDULE. Each S1 Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The chartering and other corporate governance documents of each S1 Subsidiary, copies of which have previously been made available to VerticalOne, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

         4.2.    AUTHORIZATION; BINDING OBLIGATION.

         (a) S1 has all requisite corporate power and authority to enter into and to deliver this Agreement, and, subject to approval by the holders of a majority of the shares of S1 Common Stock represented in person or by proxy at the S1 Special Meeting at which the issuance of the shares of S1 Common Stock in the Merger contemplated hereby is considered, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of S1. The Board of Directors of S1 has declared the issuance of the shares of S1 Common Stock in the Merger and this Agreement advisable and directed that the issuance of the shares of S1 Common Stock in the Merger be submitted to S1's stockholders for approval at the S1 Special Meeting and, except for the approval of such matter by the requisite vote of S1's stockholders, no other corporate proceedings on the part of S1 (except for matters related to setting the date, time, place and record date for the S1 Special Meeting) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement, has been duly and validly executed and delivered by S1, and constitutes a valid and binding obligation of S1 enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.

         (b) Merger Sub has all requisite corporate power and authority to enter into and to deliver this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Merger Sub. The Board of Directors of the Merger Sub has declared this Agreement advisable and directed the approval of this Agreement and the Merger be submitted to Merger Sub's stockholder for approval by such stockholder and, except for the approval of such matters by the required vote of Merger Sub's stockholder, no other corporate proceedings on the part of Merger (except for matters related to setting the date, time, place and record date for the special meeting, if applicable) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement, has been duly and validly executed and delivered by Merger Sub and constitutes a valid and binding obligation of Merger Sub enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.

         4.3.    SUBSIDIARIES.

         S1's direct subsidiaries are Security First Technologies, Inc., Horizontal Corporation, Sahara Strategy Corporation, S1 Europe Holdings, N.V. and Security First Technologies Holding LLC, and S1 does not otherwise directly own any other corporation, association or business entity.

         4.4.    CAPITALIZATION; VALIDITY OF SHARES; ISSUANCE.

         (a) The authorized capital stock of S1 consists of (i) 350,000,000 shares of S1 Common Stock, of which 27,674,239 shares were outstanding at August 31, 1999 and (ii) 25,000,000 shares of serial preferred stock, par value $.01 per share ("S1 Preferred Stock"), 1,637,832 shares of which were designated as "Series A Convertible Preferred Stock," 749,064 of which were designated as "Series B Redeemable Convertible Preferred Stock" and 215,000 shares of which were designated as "Series C Redeemable Convertible Preferred Stock." At August 31, 1999, 391,450 shares of Series A Convertible Preferred Stock, 749,064 shares of Series B Redeemable Convertible Preferred Stock and 215,000 shares of Series C Redeemable Convertible Preferred Stock were outstanding. At such date, there were 13,953,024 shares of S1 Common Stock reserved for issuance pursuant to employee stock options (of which options for 8,960,912 shares are currently outstanding). All of the issued and outstanding shares of S1 Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and upon issuance in accordance with the terms hereof, the shares of S1 Common Stock to be issued in the Merger are duly authorized and upon issuance in accordance with the terms hereof, will be validly issued, and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above, S1 does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of S1 Common Stock or S1 Preferred Stock or any other equity securities of S1 or any securities presenting the right to purchase or otherwise receive any shares of S1 Common Stock or S1 Preferred Stock, other than as set forth at
SECTION 4.4(a) OF THE S1 DISCLOSURE SCHEDULE.

         (b) Except as set forth at SECTION 4.4(b) OF THE S1 DISCLOSURE SCHEDULE, S1 owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the S1 Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No S1 Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

         4.5.    NON-CONTRAVENTION.

         Neither the execution and delivery of this Agreement by S1 or Merger Sub nor the consummation by S1 or Merger Sub of the transactions contemplated hereby or thereby, nor compliance by S1 or Merger Sub with any of the terms or provisions hereof or thereof, will (i) violate any provision of (x) the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of S1 or (y) the certificate of incorporation or bylaws of Merger Sub, or (ii) assuming that the consents and approvals referred to in Sections 4.2 and 4.8 are duly obtained, (x) violate any Laws applicable to S1 or Merger Sub or any of their properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of S1 or Merger Sub under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which S1 or Merger Sub is a party, or by which S1 or Merger Sub or any of their properties or assets may be bound or affected, except, in each case, where such violation, conflict, breach, loss, default, termination, cancellation or acceleration would not have a Material Adverse Effect on S1.

         4.6.    FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

         S1 has previously made available to VerticleOne true, correct and complete copies of the consolidated balance sheets of S1 and its Subsidiaries as of December 31 for the fiscal years 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to S1, and the interim financial statements of S1 as of and for the six months ended June 30, 1999 and 1998, as included in S1's quarterly report on Form 10-Q for the quarter ended June 30, 1999, as filed with the SEC. The financial statements referred to in this Section 4.6 (including the related notes, where applicable) (the "S1 Financial Statements") fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and consolidated financial condition of S1 and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or any successor form. S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and S1 has previously made available to VerticalOne true, correct and complete copies of such reports. The books and records of S1 and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

         4.7.    PROPERTIES AND ASSETS.

         Except for (a) items reflected in S1's consolidated financial statements as of December 31, 1998 referred to in Section 4.6 hereof, (b) exceptions to title that do not interfere materially with S1's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 4.6 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1998, and (e) items listed in SECTION 4.7 OF THE S1 DISCLOSURE SCHEDULE, S1 (for purposes of this section, including its Subsidiaries) has good, and as to real property, valid and marketable title to all of its properties and assets reflected in the S1 Financial Statements, free and clear of all encumbrances, except as set forth in the S1 Financial Statements. All personal property used by S1 is in good operating condition and repair (subject to ordinary wear and tear) and is suitable and adequate for the uses for which it is intended or is being used. Each of S1 and its Subsidiaries owns or possesses the right to use all material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business. No material product or service offered and no material trademark, service mark, or similar right used by S1 or its Subsidiaries infringes any rights or patents of any other person, and, as of the date hereof, neither S1 nor any of its Subsidiaries has received any written or oral notice of any claim of such infringement. There are no Laws, conditions of record, or other impediments which interfere with the intended use by S1 of any of the property owned, leased, or occupied by it.

         4.8.    CONSENTS AND APPROVAL.

         (a) Except for (i) the effectiveness of a registration statement containing the Proxy Statement/Prospectus in connection with obtaining stockholder approval of the S1 Issuance by the requisite vote of stockholders of S1, (ii) the approval of this Agreement and the issuance of S1 Common Stock in the Merger by the requisite vote of the stockholders of S1 and Merger Sub, respectively, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities (or related) laws and, if applicable, the HSR Act, (v) such filings and approvals as are required to be made or obtained with Nasdaq (or such other exchange as may be applicable) in connection with the issuance of the shares of S1 Common Stock pursuant to this Agreement, and (vi) such other consents and approvals as may be set forth in
SECTION 4.8 OF THE S1 DISCLOSURE SCHEDULE, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by S1 and Merger Sub of this Agreement and (2) the consummation by S1 and Merger Sub of the Merger, the S1 Issuance and the other transactions contemplated hereby, except for such consents, approvals or filings the failure of which to obtain will not have (x) a Material Adverse Effect on the ability of S1 or Merger Sub to consummate the transactions contemplated hereby or (y) a Material Adverse Effect on VerticalOne, S1 or the Surviving Corporation following the Effective Time.

         (b) S1 hereby represents to VerticalOne that it has no knowledge of any reason relating to S1 or its Subsidiaries why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.8(a) cannot be obtained or granted on a timely basis.

         4.9.    LITIGATION; DISPUTES.

         Except as set forth in SECTION 4.9 OF THE S1 DISCLOSURE SCHEDULE, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or to the knowledge of S1, threatened or reasonably anticipated against, affecting or involving S1 or its business or properties or assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign in each case which will have a Material Adverse Effect on S1. S1 is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

         4.10.   ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as disclosed in its reports filed prior to the date hereof under the Exchange Act, there have been no changes in the business, operations, results of operations or financial condition of S1 and its Subsidiaries which have had a Material Adverse Effect on S1, and since December 31, 1998 neither S1 nor any of its Subsidiaries has incurred any material liability, except as contemplated hereby or in the ordinary course of their business consistent with their past practices and which has not had a Material Adverse Effect on S1. Since December 31, 1998, S1 and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

         4.11.   COMPLIANCE WITH APPLICABLE LAWS.

         Neither S1 nor any Subsidiary thereof has received any notice of any alleged violation, of any federal, state or local Law relating to S1, its Subsidiaries or the assets or properties of S1 or its Subsidiaries.

         4.12.   TAXES AND TAX RETURNS.

         For purposes of this Section 4.12, S1 shall include S1 and each S1 Subsidiary and each other affiliated or related corporation or entity if S1 or any S1 Subsidiary has or could have any material liability for the Taxes of such corporation or entity. S1 has duly filed all Tax Returns required to be filed by it on or before the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision in the financial statements referred to in Section 4.6 hereof in accordance with GAAP for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by Taxing Authorities on or before the date hereof other than Taxes (a) that (x) are not yet delinquent or (y) are being contested in good faith and set forth in SECTION 4.12 OF THE S1 DISCLOSURE SCHEDULE and
(b) that have not been finally determined. The charges, accruals, and reserves with respect to Taxes in the financial statements referred to in Section 4.6 are adequate (determined in accordance with GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against S1 except as disclosed in the financial statements referred to in Section 4.6 hereof in accordance with GAAP. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by S1. All Taxes that S1 is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority. All liability with respect to the Tax Returns of S1 has been satisfied for all years to and including 1998. No Taxing Authority has notified S1 of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of S1 subsequent to 1994. There are no material disputes pending, or claims asserted for, Taxes or assessments of S1, nor has S1 given or been requested to give any currently effective waiver extending the statutory period of limitation applicable to any Tax Return. In addition, Tax Returns that are accurate and complete in all material respects have been filed by S1 for all periods for which returns were due with respect to income and employment tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by S1 in the financial statements referred to in
Section 4.6 hereto. All S1 Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended December 31, 1994. S1 has provided or made available to VerticalOne complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to Taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of S1.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1.    COVENANTS OF VERTICALONE.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of S1, VerticalOne shall carry on its business in the ordinary course consistent with past practices. VerticalOne will use its reasonable efforts to (x) preserve its business organization intact, (y) keep available to itself and S1 the present services of the employees of VerticalOne and (z) preserve for itself and S1 the goodwill of the customers of

VerticalOne and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the VERTICALONE DISCLOSURE SCHEDULE or as otherwise contemplated by this Agreement or consented to by S1 in writing, VerticalOne shall not:

         (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

         (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(ii) repurchase, redeem or otherwise acquire (except repurchases of unvested shares in connection with the termination of the employee relationship with any employee pursuant to and in accordance with stock option or purchase agreements in effect on the date of this Agreement or entered into after the date of the Agreement in compliance herewith), any shares of the capital stock of VerticalOne, or any securities convertible into or exercisable for any shares of the capital stock of VerticalOne;

         (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock, or enter into any agreement with respect to any of the foregoing, except upon the conversion of shares of the Preferred Stock in accordance with VerticalOne's certificate of incorporation or the exercise or fulfillment of instruments, all to the extent outstanding and in existence on the date of this Agreement or issued after the date of this Agreement in compliance herewith;

         (d) amend its certificate of incorporation, bylaws or other similar governing documents;

         (e) authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate or knowingly encourage any inquiries relating to, or the making of any proposal for, hold substantive discussions or negotiations with, knowingly provide any information to, any person, entity or group (other than S1) concerning any Acquisition Transaction (as defined below), or approve, endorse or recommend any such proposal or enter into any letter of intent or similar document or any contract, agreement or commitment relating to any Acquisition Transaction. VerticalOne will promptly cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than S1 with respect to any of the foregoing. As used in this Agreement, Acquisition Transaction shall mean any offer, proposal or expression of interest relating to (i) any tender or exchange offer, (ii) merger (other than the Merger), consolidation or other business combination involving VerticalOne or (iii) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets of VerticalOne other than the transactions contemplated or permitted by this Agreement, involving or contemplating the acquisition or purchase of more than 20%, in the case of any class or series of capital stock, or 20%, in the case of the assets of VerticalOne, as well as any lease or sale transaction out of the ordinary course of business of more than 20% of the assets of VerticalOne or any liquidation or dissolution of VerticalOne;

         (f)     make capital expenditures aggregating in excess of $250,000;

         (g) enter into any new line of business or, except in the ordinary course of business, or enter into any material contract (as defined in Item 601(b)(10) of Regulation S-K), or other contract requiring aggregate payments exceeding $100,000 or (ii) modify, amend or transfer in any material respect, or terminate, any material contact to which VerticalOne is a party or waive, release, or assign any material rights thereunder;

         (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a material amount of assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any material amount of assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business;

         (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

         (j) change its methods of accounting in effect at December 31, 1998 except as required by changes in GAAP as concurred to by S1's independent auditors;

         (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate the VerticalOne Plan or any agreement, arrangement, plan or policy between VerticalOne and one or more of its current or former directors or officers,
(ii) increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) other than normal course increases in pay, consistent with past practice, (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, other than normal increases in pay, consistent with past practice, (iv) hire any new employee at an annual base salary compensation in excess of $150,000, (v) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, other than in the ordinary course of business consistent with past practices; (vi) promote any employee other than consistent with past practices, or (vi) pay any retention or other bonuses to any employees;

         (l) except for short-term borrowings with a maturity of one year or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

         (m) sell or purchase any real property or enter into a lease, relocate, open or close any office, except that VerticalOne may enter into a lease and open an office at a to-be-determined location in Northern California;

         (n) make any equity investment or commitment to make such an investment in any entity or real estate;

         (o) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

         (p) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to material Intellectual Property other than in the ordinary course of business, or enter into grants to future patent rights, other than as may be required by applicable Laws;

         (q)     agree or commit to do any of the actions set forth in (a) -
(p) above.

The consent of S1 to any action by VerticalOne that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the President or any Executive Vice President of S1.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

         6.1.    REGULATORY MATTERS.

         (a) Upon the execution and delivery of this Agreement, S1 and VerticalOne (as to information to be included therein pertaining to VerticalOne) shall promptly cause to be prepared and filed with the SEC a registration statement of S1 on Form S-4, including the joint proxy statement - prospectus (the "Joint Proxy Statement/Prospectus") to be delivered to the VerticalOne and S1 stockholders in connection with the Merger (the "Registration Statement") for the purpose of registering the S1 Common Stock to be issued in the Merger, and for soliciting the approval of this Agreement and the Merger by the stockholders of VerticalOne and S1. S1 and VerticalOne shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing. The parties shall each promptly notify the other upon the receipt of any comments from the SEC or its staff, or any other governmental officials, supply each other with all such correspondence with any Governmental Entity other than confidential information, and cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to S1 or VerticalOne is discovered by such party which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Joint Proxy Statement/Prospectus, such party shall promptly inform the other, and shall furnish all necessary information relating to such event whereupon the appropriate party shall promptly cause an appropriate amendment to the Registration Statement or supplement to the Joint Proxy Statement/Prospectus to be filed with the SEC. Upon the effectiveness of such amendment or supplement, the parties (if prior to the meetings of stockholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to their stockholders entitled to vote at such meetings. S1 shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Each party shall furnish all information as may be reasonably requested by the other in connection with any such action.

         (b) As promptly as practicable following the execution and delivery of this Agreement, if applicable, each of VerticalOne and S1 will prepare and file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein if and as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed by the parties (the "Antitrust Filings"). The parties will comply with any requests for additional information relating to the Antitrust Filings and will use their reasonable best efforts to secure all required approvals of the Antitrust Filings.

         (c) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include the Antitrust Filings), and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). VerticalOne and S1 shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to VerticalOne or S1 and Merger Sub, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement and will promptly notify each other of any communication with any Governmental Entity and provide the other with an opportunity to participate in any meetings with a Governmental Entity relating thereto; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

         (d) Each of S1 and VerticalOne shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the HSR Act.
In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of S1 and VerticalOne shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. S1 and VerticalOne shall use their reasonable best efforts to take such action as may be required by: (x) the DOJ or the FTC in order to resolve such objections as either of them may have to the Merger under antitrust laws, or
(y) any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include the willingness of S1 to accept an order agreeing to the divestiture, or the holding separate, of any assets of S1 or VerticalOne which S1 reasonably determines to be material to S1 or to benefits of the transaction for which it has bargained for hereunder.

         (e) S1 and VerticalOne shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

         6.2.    ACCESS TO INFORMATION.

         (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, VerticalOne shall provide to the officers, employees, accountants, counsel and other representatives of S1 and Merger Sub, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, VerticalOne shall make available to S1 all information concerning its business, properties and personnel as S1 may reasonably request (except as to information which is confidential or competitively sensitive ("Confidential Matters")) provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Each party will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidential information and non-disclosure agreement between the parties dated September 10, 1999 (the "Confidentiality Agreement"). The parties agree and acknowledge that the Confidentiality Agreement will continue in full force and effect in accordance with its terms.

         (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, S1 shall, and shall cause Merger Sub to, provide to the officers, employees, accountants, counsel and other representatives of VerticalOne, access, during normal business hours during the period prior to the Effective Time, to such information regarding S1, (except as to Confidential Matters), as shall be reasonably necessary for VerticalOne to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for VerticalOne to confirm that the representations and warranties of S1 contained herein are true and correct and that the covenants of S1 contained herein have been performed in all material respects. S1 also will provide a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities laws and all other information concerning its business as VerticalOne may reasonably request (except Confidential Matters). VerticalOne will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

         (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties or covenants of the other set forth herein.

         (d) VerticalOne shall provide S1 with true, correct and complete copies of all financial information provided to the directors of VerticalOne in connection with meetings of its Board of Directors or committees thereof, except as to Confidential Matters. S1 shall provide the chief executive office of VerticalOne true, correct and complete copies of all financial information provided to the directors of S1 in connection with meetings of its board of Directors or committees thereof, except as to Confidential Information.

         6.3.    STOCKHOLDER MEETINGS.

         (a) VerticalOne shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 45 days after the Registration Statement becomes effective for the purpose of voting upon the adoption of this Agreement (the "VerticalOne Special Meeting"). The Board of Directors of VerticalOne shall declare the advisability of the Merger and recommend to VerticalOne's stockholders adoption of this Agreement, together with any matters incident thereto, and shall oppose and third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless the Board of Directors of VerticalOne reasonably determines, following consultation with VerticalOne's legal counsel, that to declare the Merger inadvisable or to withdraw such recommendation or opposition, as the case may be, would be required in the exercise of its fiduciary duties.

         (b) S1 shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 45 days after the Registration Statement becomes effective for the purpose of voting upon the approval of S1 issuing of shares of S1 Common Stock in the Merger so that it may perform its obligations under Article II hereof, and to increase the number of shares available under its Stock Option Plan so that it may perform its obligations under Section 6.6 hereof (the "S1 Special Meeting"). The Board of Directors of S1 shall recommend to S1's stockholders approval of such issuance of S1 Common Stock.

         (c) The Board of Directors of S1 shall approve the Merger as the sole stockholder of Merger Sub. S1 shall vote, and shall cause each of its Subsidiaries to vote, all shares of VerticalOne Capital Stock owned by it or any of its Subsidiaries in favor of adoption of this Agreement.

         (d) VerticalOne and S1 will coordinate and cooperate with respect to the timing of, calling, mailing notice and convening the VerticalOne Special Meeting and the S1 Special Meeting.

         6.4.    LEGAL CONDITIONS TO MERGER.

         Each of S1 and VerticalOne shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and
(b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by VerticalOne or S1 in connection with the Merger and the other transactions contemplated by this Agreement.

         6.5.    STOCK EXCHANGE LISTING.

         S1 shall cause the shares of S1 Common Stock to be issued in the Merger and pursuant to VerticalOne options assumed hereunder to be approved for quotation on the Nasdaq Stock Market National Market System (or any national securities exchange on which the S1 Common Stock has become listed, or approved for listing) prior to the Closing.

         6.6.    EMPLOYEES.

         (a) S1 agrees that, in connection with the Merger, 2.0 million shares of S1 Common Stock will be available for grant to employees of VerticalOne, pursuant to one or more of the S1 stock option plans. The selection of the optionees and the number of shares subject to each such option shall be made by Gregg Freishtat or his designee (the "Employee Representative") and ratified by S1 in accordance with its stock option plans, such ratification not to be unreasonably withheld. The optionees may be selected before or after the Closing Date. The exercise price of options granted at Closing or for two months after the Closing Date shall be the lesser of the fair market value of a share of S1 Common Stock as of the close of business on the date hereof or the Closing Date (fair market value meaning the closing price of S1 Common Stock on the applicable day). The exercise price of options granted after such two-month period shall be the fair market value of the S1 Common Stock on the date of grant. Except as otherwise provided in the specific option grant to an optionee as consented to by S1, the options granted to each optionee shall vest over four years, 25% at each one-year anniversary date of the grant. Notwithstanding Section 5.1 hereof, VerticalOne may grant instruments to purchase any number of shares of VerticalOne Common Stock after the date hereof but prior to the Closing Date, provided that (i) the exercise or conversion price with respect to any such instrument is not less than $5.751 per share and (ii) the grant of any such instrument to purchase shares of VerticalOne Common Stock shall, upon consummation of the Merger, have the effect of reducing the number of shares of S1 Common Stock (determined by converting the number of shares of VerticalOne Common Stock subject to such instruments into the corresponding number of shares of S1 Common Stock at the Exchange Ratio) otherwise available for grant pursuant to this Section 6.6(a).

         (b) S1 will have no obligation to retain any employee or group of employees of VerticalOne following the Effective Time. As soon as practicable after the execution of this Agreement, VerticalOne and S1 shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate VerticalOne employee plans immediately prior to the Effective Time, if appropriate) so as to provide benefits to VerticalOne employees initially upon the Merger which are generally equivalent to those being provided to employees of S1 at the Effective Time as long as such benefits are not materially less favorable as those available to the employees of VerticalOne immediately preceding the Effective Time. If, however, during a two-year period beginning on the Closing Date, S1 causes the termination of a VerticalOne employee over the objection of the Employee Representative, such employee shall be paid a one-time severance payment equal to his or her then current salary for 90 days and any options granted under the VerticalOne Plan or granted pursuant to Section 6.6(a) hereof which are then unvested, but which vest in the next twelve months, will automatically vest.

         (c) Any shares of VerticalOne Common Stock subject to options currently outstanding under the VerticalOne Plan, which options are forfeited by an employee who leaves VerticalOne's employment or are otherwise terminated in accordance with the VerticalOne Plan without being exercised, shall be available for re-grant by the Employee Representative before or at any time within two years following the Closing Date subject to the ratification provided for in Section 6.6(a). Any such re-grants that take effect after the Merger shall be effected as grants of instruments to purchase shares of S1 Common Stock, after taking into account the conversion of the shares of VerticalOne Common Stock underlying such forfeited options into shares of S1 Common Stock at the Exchange Ratio, and taking into account the appropriate exercise price for such instruments based on the provisions of Section 6.6(a) of this Agreement.

         6.7.    INDEMNIFICATION.

         (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of VerticalOne (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of VerticalOne or any of VerticalOne's subsidiaries, or a trustee administering an employee benefit plan of VerticalOne or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time (an "Indemnifiable Claim"), the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by applicable law and the certificate of incorporation and bylaws of VerticalOne.

         (b) It is understood and agreed that after the Effective Time, the Surviving Corporation and S1 shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the certificate of incorporation and bylaws of the Surviving Corporation or the certificate of incorporation and bylaws of S1, as may be the case, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation in connection with an Indemnifiable Claim, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to S1; provided, however, that (1) S1 shall have the right to assume the defense thereof and upon such assumption S1 shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if S1 elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between S1 and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to S1, and S1 shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) S1 shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party and one firm of local counsel, and (3) S1 shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed).

         (c) S1 shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (1) S1 would be permitted to advance such expenses pursuant to the DGCL and S1's certificate of incorporation or bylaws, and (2) S1 receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by S1 pursuant to the DGCL and S1's certificate of incorporation or bylaws, VerticalOne's certificate of incorporation or bylaws, or this Agreement. Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify S1 thereof; provided, however, that the failure to so notify shall not affect the obligations of S1 under this
Section 6.7 except to the extent such failure to notify materially prejudices S1. S1's





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
obligations under this Section 6.7 continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

         (d) S1 shall use commercially reasonable efforts to cause the persons serving as officers and directors of VerticalOne immediately prior to the Effective Time to be covered by a directors' and officers' liability insurance policy ("Tail Insurance") of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than VerticalOne's current policy with respect to acts or omissions occurring prior to the effective Time which were committed by such officers and directors in their capacity as such for an aggregate premium cost for the Tail Insurance of not more than 150% of the premium for current coverage (the "Maximum Amount"), and for a period not less than two years. If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, S1 shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

         (e) In the event S1 or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of S1 assume the obligations set forth in this section.

         (f) In addition to the obligations listed in Section 6.7(b), S1 agrees to indemnify, defend and hold harmless the Indemnified Parties at all times after the Effective Time from and against any and all claims, damages, losses, liabilities, payments, costs, obligations and expenses (including, without limitation, all legal, accounting and other professional fees and disbursements) (collectively, "Damages") to the extent such Damages arise out of, result from or relate to:

                 (1)      a breach in any material respect of any
                          representation or warranty made by S1 contained in this Agreement;
                          or

                 (2) a breach in any material respect of any agreement or undertaking made by S1 in this Agreement, the Escrow Agreement, the Investment Agreement, the Warrant Agreement, or any other agreement delivered by or on behalf of VerticalOne or S1 pursuant to this Agreement.

         (g) All representations and warranties, covenants, agreements and undertakings of VerticalOne and S1 continued in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive for a period of 12 months after the Effective Time; provided, however, that if a claim is still pending under the Escrow Agreement at the end of such period, the particular representation, warranty, covenant, agreement and/or undertaking upon which such claim is based will survive (but only with respect to such claim) until the claim is resolved in accordance with the provisions of the Escrow Agreement.

         (h) Each party shall cooperate with the other in determining the validity of any third party claim or assertion and in defending the validity of any third party claim or assertion in defending against third parties with respect to the same.

         6.8.    FREELY TRADABLE SHARES.

         If, for whatever reason, any former VerticalOne stockholder receives shares of S1 Common Stock at the Effective Time that are either "restricted securities" within the meaning of SEC Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise (other





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
than by reason of the application of the restrictions set forth in Section 6.14 or, in the case of a former VerticalOne stockholder who becomes an affiliate of S1, by reason of S1 trading policies applicable to others similarly situated) is precluded by Rule 145 under the Securities Act from selling or disposing of all of the shares of S1 Common Stock received by such person in the Merger within one calendar quarter immediately following the Effective Time in the absence of an effective registration statement therefor, shall be entitled to registration rights for such shares as set forth in EXHIBIT C.

         6.9.    ADDITIONAL AGREEMENTS.

         In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and S1's Subsidiaries shall take all such necessary action as may be reasonably requested by either party or any such person. S1 shall cause Merger Sub to perform all of its obligations under this Agreement and the transactions contemplated hereby.

         6.10.   ADVICE OF CHANGES.

         S1 and VerticalOne shall promptly advise the other party of any change or event that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Closing Date, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by VerticalOne with the covenants set forth in Section 5.1 hereof.

         6.11.   CURRENT INFORMATION.

         Each party will promptly notify the other of any material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving it, and will keep the other fully informed of such events.

         6.12.   TRANSACTION EXPENSES OF VERTICALONE.

         (a) For planning purposes, VerticalOne shall, within 30 days from the date hereof, provide S1 with its estimated budget of transaction-related expenses reasonably anticipated to be payable by VerticalOne in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. VerticalOne shall promptly notify S1 if or when it determines that it will expect to exceed its budget.

         (b) Promptly after the execution of this Agreement, VerticalOne shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. VerticalOne shall accrue and/or pay all of such amounts promptly thereafter.





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
         (c) S1, in reasonable consultation with VerticalOne, shall make all arrangements with respect to the printing and mailing of the Joint Proxy Statement/Prospectus. S1, if it deems necessary, also shall engage (at S1's expense) a proxy solicitation firm to assist in the solicitation of proxies for the S1 Special Meeting and the VerticalOne Special Meeting. VerticalOne agrees to cooperate as to such matters.

         6.13.   FORM S-8.

         S1 agrees to file a registration statement on Form S-8 for the shares of S1 Common Stock issuable with respect to assumed VerticalOne stock options, as described in Section 1.6 of this Agreement, and, to the extent not already covered by an effective registration statement, the shares of S1 Common Stock issuable with respect to S1 options granted pursuant to Sections 6.6(a) and 6.6(c) of this Agreement, in each case as soon as reasonably practicable after the Effective Time and shall maintain the effectiveness of each such registration statement thereafter for so long as any of such options or other rights remain outstanding.

         6.14.   LOCK-UP.

         (a) The holders of VerticalOne Series A Stock and VerticalOne Series B Stock shall not be permitted to sell any shares of S1 Common Stock received upon conversion of their VerticalOne Preferred Stock pursuant to this Agreement for 180 days after the Closing Date; (x) provided, however, (i) if S1 does not give notice (the "Offering Notice") within 90 days after the Closing Date of its intention to register shares for sale in a public offering, (ii) if S1 does not file a registration statement regarding such sale within 21 days after the date of the Offering Notice, or (iii) if such registration statement is filed, it is subsequently withdrawn or the offering to which it relates is subsequently abandoned or otherwise terminated, each holder of VerticalOne Series A Stock and VerticalOne Series B Stock may sell half of such holder's shares 90 days after the Closing Date and the other half 180 days after the Closing Date; and (y) provided further that if such registration is effected, but each of the holders of VerticalOne Series A Stock and VerticalOne Series B Stock are not able (under the terms of any underwriting agreement for the offering to which such registration statement relates) to sell at least one-half of such holder's shares in such registration, then each former holder of VerticalOne Series A Stock and VerticalOne Series B Stock may sell such number of such holder's shares of S1 Common Stock as is equal to the difference between one-half of such holder's shares and the number of shares of such holder sold in the offering for the remainder of the 180 days after the Closing Date. In the event that such holders are permitted to sell S1 Common Stock during the 180 day period after the Closing Date, other than shares sold in the offering to which such Offering Notice relates or other than shares sold in accordance with proviso (y) of the preceding sentence, each holder of VerticalOne Series A Stock and VerticalOne Series B Stock may not sell more than 25,000 shares per day.

         (b) VerticalOne shall use its best efforts to cause all holders of shares of VerticalOne Common Stock outstanding as of the Effective Time to agree not to sell any shares of S1 Common Stock received upon conversion of such VerticalOne Common Stock pursuant to this Agreement except as follows:
33% of the S1 Common Stock received may be sold six months after the Closing Date; 66%, 12 months after the Closing Date; and the other 100%, 18 months after the Closing Date.

         (c) The agreements set forth in this section shall be memorialized by a lock-up agreement attached hereto as EXHIBIT D, which VerticalOne shall use its best efforts to cause the holders of VerticalOne Common Stock, VerticalOne Series A Stock and VerticalOne Series B Stock to execute.

         (d) Each certificate representing shares of S1 Common Stock received by holders of VerticalOne Common Stock, VerticalOne Series A Stock and VerticalOne Series B Stock in the Merger shall be stamped or otherwise imprinted with a legend substantially in the following form:

The sale, transfer or assignment, pledge, or encumbrance of the securities represented by this certificate are subject to the terms and conditions of an Agreement and Plan of Merger dated September 23, 1999 among Security First Technologies Corporation, VerticalOne Acquisition Corporation and VerticalOne Corporation. Copies of such agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of Security First Technologies Corporation.

         S1 need not register a transfer of legended S1 Common Stock and may instruct its transfer agent not to register such transfer, unless the conditions specified in the legend are satisfied.

         6.15.   BOARD OF DIRECTORS.

         Promptly following the Effective Time, the Board of Directors of S1 will take all actions necessary in order for Gregg Freishtat to be appointed promptly to S1's Board of Directors for a term ending at the third annual meeting of S1 stockholders after the Effective Time; provided, however, that S1 shall have no obligation to invite Gregg Freishtat to serve on S1's Board of Directors if he is not both Chief Executive Officer and a member in good standing of VerticalOne's Board of Directors immediately prior to the Effective Time.

         6.16.   TAX TREATMENT.

         Each of the parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1.    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

         The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a)     STOCKHOLDER APPROVALS.

         This Agreement, including the Certificate of Merger and the Merger shall have been approved and adopted at the VerticalOne Special Meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of VerticalOne Common Stock, VerticalOne Series A Stock and VerticalOne Series B Stock, voting together as a single class, and by a majority of the votes entitled to be cast by the holders of the outstanding shares of VertricalOne Series C Stock, voting as a separate class, in person or by proxy. The issuance of shares of S1 Common Stock in the Merger shall have been approved by the holders of a majority of the outstanding shares of S1 Common Stock represented at the S1 Special Meeting in person or by proxy.

         (b)     STOCK EXCHANGE LISTING.

         The shares of S1 Common Stock which shall be issued in the Merger (including the S1 Common Stock that may be issued upon exercise of the options referred to in Section 1.6 hereof) upon consummation of the Merger shall have been authorized for quotation on the Nasdaq Stock Market National Market System (or any national securities exchange on which the S1 Common Stock may become listed).

         (c)     REGISTRATION STATEMENT.

         The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC; provided, however, this condition is not applicable if Section 6.8 becomes applicable.

         (d)     NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY; HSR ACT.

         No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger. All waiting periods, if any, under the HSR Act or foreign merger notification requirements, if applicable, relating to the transactions contemplated hereby will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

         (e)     NO PENDING GOVERNMENTAL ACTIONS.

         No proceeding initiated by any Governmental Entity seeking an Injunction preventing consummation of the Merger shall be pending or shall have been threatened in writing.

         (f)     FEDERAL TAX OPINION.

         S1 and VerticalOne shall have received from Alston & Bird LLP, VerticalOne's special counsel, an opinion to S1 and VerticalOne, in form and substance reasonably satisfactory to them, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the time of such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of VerticalOne, S1, Merger Sub, their respective affiliates and others. If Alston & Bird LLP does not render such opinion, this condition may be satisfied if Hogan & Hartson L.L.P., S1's special counsel, renders such opinion, relying upon such representations.

         7.2.    CONDITIONS TO OBLIGATIONS OF S1 AND MERGER SUB.

         The obligation of S1 and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by S1 at or prior to the Effective Time of the following conditions:

         (a)     REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of VerticalOne set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on VerticalOne. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. S1 shall have received a certificate signed on behalf of VerticalOne by each of the President and Chief Executive Officer and the Chief Financial Officer of VerticalOne to the foregoing effect.

         (b)     PERFORMANCE OF COVENANTS AND AGREEMENTS OF VERTICALONE.

         VerticalOne shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, except in each case where such nonperformance does not or would not have a Material Adverse Effect on any of VerticalOne, S1 or the Surviving Corporation. S1 shall have received a certificate signed on behalf of VerticalOne by each of the President and Chief Executive Officer and the Chief Financial Officer of VerticalOne to such effect.

         (c)     CONSENTS UNDER AGREEMENTS.

         The consent, approval or waiver of each person whose consent or approval shall be required in order to permit the succession by S1, to the extent applicable, to any obligation, right or interest of VerticalOne under any Contract shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on S1 or VerticalOne.

         (d)     NO MATERIAL ADVERSE EFFECT.

         There shall have been no Material Adverse Effect with respect to VerticalOne, which is continuing.

         (e)     ACCOUNTANT'S COMFORT LETTER.

         VerticalOne shall have caused to be delivered on the respective dates thereof to S1 "comfort letters" from KPMG LLP, VerticalOne's independent public accountants, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing (defined in Section 9.1 hereof), and addressed to S1 and VerticalOne, with respect to VerticalOne's financial data presented in the Joint Proxy Statement/Prospectus, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.

         7.3.    CONDITIONS TO OBLIGATIONS OF VERTICALONE.

         The obligation of VerticalOne to effect the Merger is also subject to the satisfaction or waiver by VerticalOne at or prior to the Effective Time of the following conditions:

         (a)     REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of S1 and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on S1. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties.

VerticalOne shall have received a certificate signed on behalf of S1 by each of the President and Chief Executive Officer and the Chief Financial Officer of S1 to the foregoing effect.

         (b)     PERFORMANCE OF COVENANTS AND AGREEMENTS OF S1.

         S1 and Merger Sub shall have each performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, except in each case where such nonperformance does not or would not have a Material Adverse Effect on any of VerticalOne, S1 or the Surviving Corporation. VerticalOne shall have received a certificate signed on behalf of S1 by each of the President and Chief Executive Officer and the Chief Financial Officer of S1 to such effect.

         (c)     NO MATERIAL ADVERSE EFFECT.

         There shall have been no Material Adverse Effect with respect to S1, which is continuing.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

         8.1.    TERMINATION.

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of VerticalOne or S1, if applicable:

         (a) by mutual consent of S1 and VerticalOne in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

         (b) by either S1 or VerticalOne if a Governmental Entity shall have issued an order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

         (c) by either S1 or VerticalOne if the Merger shall not have been consummated on or before January 10, 2000 (the "Original Final Date"), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; provided, however, that if the Merger has not been consummated as of the Original Final Date because S1 or VerticalOne has not received a required consent or approval from one or more Governmental Entities, or any waiting period required by law has not expired or been terminated, in either case in a time frame sufficient to permit the Merger to be consummated by the Original Final Date; or in the event that S1, in its discretion, reasonably exercised, postpones the Closing due to the pending nature of a proposed acquisition or business combination of another Person by S1 or an underwritten offering of its equity or debt securities, then S1 may, by the delivery to VerticalOne of the notice (an "Extension Notice") not earlier than January 6, 2000 and not later than the close of business on the Original Final Date, extend the Closing Date to a date not later than March 1, 2000 (and such extension shall be given effect irrespective of whether VerticalOne responds as contemplated in the following sentence). Upon receipt of such Extension Notice, VerticalOne may, in its sole discretion, provide notice to S1 within five business days following its receipt of such Extension Notice, of its desire to consummate the Merger on the basis of its satisfaction of the conditions to Closing set forth in Sections 7.2(a), (b), (c) and (d).
If VerticalOne so elects, then it shall provide to S1 the certificates referred to in the final sentences of Sections 7.2(a) and 7.2(b) as to its satisfaction of such conditions as of the Original Final Date (or such later date as of which such notice from VerticalOne is delivered) (the date of such delivery, the "Certificate Date"). The effect of the delivery of such certificate shall be as follows: (i) VerticalOne shall be deemed to have satisfied such conditions to Closing as of the Certificate Date and no further satisfaction of such conditions on the part of VerticalOne shall be necessary as of the Closing Date and (ii) the "Distribution Date," as such term is defined in the Escrow Agreement shall mean one year from the Certificate Date;

         (d) by either S1 or VerticalOne (provided that S1 is not in breach of its obligations under Section 6.3 hereof) if the approval of the stockholders of either party required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at either the S1 Special Meeting or the VericalOne Special Meeting or at any adjournment or postponement thereof, respectively;

         (e) by either S1 or VerticalOne (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing or within 30 days, whichever is longer;

         (f) by either S1 or VerticalOne (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing or within 30 days, whichever is longer, except in each case where such breach does not or would not have a Material Adverse Effect on any of VerticalOne, S1 or the Surviving Corporation;

         (g)     by S1, if VerticalOne's Board of Directors, for any reason,
(i) fails to call and hold within 45 days of the effectiveness of the Registration Statement the VerticalOne Special Meeting to consider and approve this Agreement and the transactions contemplated hereby, (ii) withdraws or amends or modifies in a manner adverse to S1 or fails to recommend to stockholders the approval of this Agreement and the transactions contemplated hereby, (iii) approves or recommends any third party proposal for an Acquisition Transaction that is inconsistent with the transactions contemplated by this Agreement, (iv) fails to recommend rejection of a tender or exchange offer relating to VerticalOne's securities which is commenced by a third party not affiliated with S1, within ten business days from the date the tender or exchange offer commenced, or (v) violates Section 5.1(e) of this Agreement; and

         (h)     by VerticalOne, if S1's Board of Directors, for any reason,
(i) fails to call and hold within 45 days of the effectiveness of the Registration Statement the S1 Special Meeting to consider and approve the issuance of shares of S1 Common Stock in the Merger, or (ii) withdraws or amends or modifies in a manner adverse to VerticalOne or fails to recommend to stockholders the approval of the issuance of shares of S1 Common Stock in the Merger.

         8.2.    EFFECT OF TERMINATION.

         In the event of termination of this Agreement by either S1 or VerticalOne as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last two sentences of Section 6.2(a), and Sections 8.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

         8.3.    AMENDMENT.

         Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of VerticalOne or S1; provided, however, that after any approval of the transactions contemplated by this Agreement by VerticalOne's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which (i) alters or changes the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of VerticalOne, (ii) alters or changes any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or
(iii) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of VerticalOne. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4.    EXTENSION; WAIVER.

         At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1.    CLOSING.

         Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the main offices of S1 on (i) the fifth business day following the receipt of the last requisite regulatory approval or stockholder approval and after all applicable waiting periods have expired or been terminated or (ii) such other date, place and time as the parties may agree in writing (the "Closing Date").

         9.2.    [OMITTED].

         9.3.    EXPENSES.

         Except as provided in Section 6.12(c) and in this Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided that all filing and other fees paid to the SEC and all printing and mailing expenses associated with the registration statement and the Joint Proxy Statement/Prospectus shall be borne by S1.

         9.4.    NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)     if to S1, to:
                 Security First Technologies Corporation
                 3390 Peachtree Road, NE
                 Suite 1700
                 Atlanta, GA 30326
                 Attn.:   Robert F. Stockwell
                          Chief Financial Officer

                 with a copy (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 Columbia Square
                 555 Thirteenth Street, N.W.
                 Washington, DC 20004
                 Attn.:  Stuart G. Stein, Esq.

                          and

       (b)       if to VerticalOne, to:
                 VerticalOne Corporation
                 Two Concourse Parkway, Suite 700
                 Atlanta, GA 30328
                 Attn:    Gregg S. Freishtat
                          Chairman and Chief Executive Officer

                 with a copy (which shall not constitute notice) to:

                 Alston & Bird LLP
                 601 Pennsylvania Avenue, N.W.
                 North Building, 11th Floor
                 Washington, DC  20004
                 Attn.:  David E. Brown, Jr., Esq.

         9.5.    INTERPRETATION.

         When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.6.    COUNTERPARTS.

         This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.7.    ENTIRE AGREEMENT.

         This Agreement (including the disclosure schedules, exhibits, documents and the instruments referred to herein, which hereby incorporated by reference) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Escrow Agreement, the Confidentiality Agreement and the Certificate of Merger.

         9.8.    GOVERNING LAW.

         This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

         9.9.    ENFORCEMENT OF AGREEMENT.

         The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.10.   SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.11.   PUBLICITY.

         Except as otherwise required by law or the rules of The Nasdaq Stock Market (or any national securities exchange on which the S1 Common Stock may become listed), so long as this

Agreement is in effect, neither S1 nor VerticalOne shall, or shall permit any of S1's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement or the Certificate of Merger without the consent of the other party, which consent shall not be unreasonably withheld. S1 and VerticalOne agree that the joint press release announcing the signing of this Agreement shall contain a statement regarding the use of VerticalOne's technology in such form and content as the parties shall mutually agree in their sole and absolute discretion.

         9.12.   ASSIGNMENT; LIMITATION OF BENEFITS.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Sections
6.6 and 6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

         9.13.   ADDITIONAL DEFINITIONS.

         In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

         "affiliate": of any Person means any director, officer or 5% or greater stockholder of such Person, any spouse or other person living in the same household of such director, officer or stockholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater stockholder, general partner or 5% or greater trust beneficiary.

         "Contract":   shall mean any contract, agreement, license, instrument
and understanding (whether or not in writing) to which VerticalOne or S1 is a party which, if it imposes a future annual monetary obligation on any party thereto, that monetary obligation is $25,000 or greater, except for a Contract for which another monetary obligation is specified herein.

         "knowledge": "know" or "known" means with respect to a party hereto, with respect to a matter in question, that the directors or any executive officer of such party has actual knowledge of such matter.

         "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

         "Material Adverse Effect": with respect to S1 or VerticalOne, as the case may be, means a condition, event, change or occurrence that has had or would have a material adverse effect upon VerticalOne or upon S1 and its Subsidiaries, taken as a whole, as the case may be, taking into account (A) the business, customers, assets, capitalization, financial condition and results of operations of VerticalOne or S1 and its Subsidiaries (in each case, taken as a whole), other than as a result primarily of (i) the direct effect of the public announcement, pendency or consummation of the Merger, or (ii) changes in general economic conditions or changes affecting the industry generally in which such entity operates, or (iii) changes in the trading price for S1 Common Stock (excluding any condition, event, change or occurrence underlying such change to the extent such condition, event, change or occurrence would otherwise constitute a Material Adverse Effect), or (B) the ability of S1 or VerticalOne to perform its obligations under, and to consummate the transactions contemplated by, this Agreement or the Certificate of Merger.

         "Person": shall mean an individual, corporation, partnership, association, joint venture, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

         "Subsidiary": with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

         IN WITNESS WHEREOF, S1, Merger Sub, and VerticalOne have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                        SECURITY FIRST TECHNOLOGIES CORPORATION



                        By:
                                 -------------------------------------------
                        Name:    Robert F. Stockwell
                        Title:   Chief Financial Officer and Treasurer


                        VERTICALONE ACQUISITION CORPORATION


                        By:
                                 -------------------------------------------
                        Name:    Robert F. Stockwell
                        Title:   Director and President


                        VERTICALONE CORPORATION


                        By:
                                 -------------------------------------------
                        Name:    Gregg S. Freishtat
                        Title:   Chairman and Chief Executive Officer

                                    Exhibits

Exhibit A - Certificate of Merger - omitted

Exhibit B - Escrow Agreement - omitted

Exhibit C - Registration Rights Agreement - omitted

Exhibit D - Share Retention Agreement - omitted